UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2018

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 8, 2018.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 23, 2018 were elected to serve for a term ending at the Annual Meeting in 2019 and (2) the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for 2018 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Bourg	565,732	26,476	300,546
Edward L. Chott	544,968	48,665	300,546
Kent H. Cooney	577,285	21,145	300,546
William T. Divane, Jr.	573,629	23,254	300,546
John A. Morrissey	570,113	23,760	300,546
Walter W. Morrissey	570,812	23,660	300,546
John L. Showel	565,991	26,568	300,546

Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes

862,570	12,153	13,786	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 9, 2018	Michael J. Bourg
President and Treasurer